    As filed with the Securities and Exchange Commission on January 31, 2003

                          Registration No. 333- ______
 ===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             MERCATOR SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

                           Delaware                06-1132156
                (State or other jurisdiction of  (I.R.S. Employer
               incorporation or organization)   Identification No.)

                                 45 Danbury Road
                            Wilton, Connecticut 06897
                                 (203) 761-8600
               (Address of Principal Executive Offices) (Zip Code)

                        ---------------------------------
                        1997 Employee Stock Purchase Plan
                            (Full title of the plan)

                        ---------------------------------

                              David L. Goret, Esq.
                                 General Counsel
                             Mercator Software, Inc.
                                 45 Danbury Road
                            Wilton, Connecticut 06897
                                 (203) 761-8600
           (Name and address including zip code and telephone number, including area code, of agent for service)

                        ---------------------------------
                                   Copies to:
                               Paul A. Soden, Esq.
                                THOMPSON HINE LLP
                            One Chase Manhattan Plaza
                           New York, New York 10005
                                 (212) 344-5680

================================================================================

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
       Title of        Amount to be      Proposed maximum       Proposed maximum      Amount of
   securities to be     registered    offering price per unit   aggregate offering  registration fee
      registered                                                      price
---------------------------------------------------------------------------------------------------
Common stock, $0.01
par value              637,810 (1)         $1.725 (2)            $1,100,222.25           $101.20
---------------------------------------------------------------------------------------------------

(1) Represents additional shares reserved for issuance upon the purchase of shares pursuant to the Registrant's 1997 Employee Stock Purchase Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h)(1) of Regulation C of the Securities Act of 1933, as amended, and is the average of the high and low prices of the Common Stock as reported on The Nasdaq National Market on January 27, 2003, and is set forth solely for purposes of calculating the filing fee for those shares without a fixed exercise price.

Pursuant to Rule 416 under the Securities Act of 1933, there are also registered hereunder an indeterminate amount of such additional Common Shares as may become issuable under said Plan through the operation of applicable anti-dilution provisions.

                                Explanatory Note

          This Registration Statement, on Form S-8, is being filed by Mercator Software, Inc. (the "Company" or "Registrant") with the Securities and Exchange Commission (the "SEC") pursuant to General Instruction E on Form S-8 for the purpose of registering under the Securities Act, as amended (the "Act") 637,810 additional shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock") for issuance pursuant to the Company's 1997 Employee Stock Purchase Plan.

          The Company has heretofore registered under the Act 750,000 shares of Common Stock (which was subsequently split on a one for two basis, resulting in 1,500,000 shares) for issuance under the Company's 1997 Employee Stock Purchase Plan by means of the currently effective Registration Statement on Form S-8 (Registration No. 333-30631) and 1,415,291 shares of Common Stock by means of the currently effective Registration Statement on Form S-8 (Registration No. 333-97347) previously filed with the SEC (collectively, the "Prior Registration Statements").

          The contents of the Prior Registration Statements are hereby incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents of the Registrant which have been filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference as of their respective dates:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the SEC on March 18, 2002, as amended;

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002 filed with the SEC on May 15, 2002;

     (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002 filed with the SEC on August 14, 2002;

     (d) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002 filed with the SEC on November 13, 2002;

     (e) "Description of Registrant's Securities to be Registered" contained in the Registrant's registration statement on Form 8-A filed with the SEC on June 6, 1997 pursuant to Section 12(g) of the

Exchange Act and incorporating by reference the information contained in the Registrant's Registration Statement on Form S-1 (SEC File No. 333-27293) initially filed with the SEC on March 6, 1997 as amended.

          All documents subsequently filed with the SEC by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.   Exhibits.

           Exhibit No.                     Description of Exhibit
           -----------                     ----------------------

          4.1 Amended and Restated Certificate of Incorporation, as amended, of the Registrant (filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q on November 14, 2000, File No. 000-22667 (7674707), and
                         incorporated by reference herein).*

          4.2 Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form 8-A on September 4, 1998, File No. 000-22667 (98704715), and incorporated by reference herein).*

          4.3 1997 Employee Stock Purchase Plan, as amended, of the Registrant (filed as Exhibit 10.38 to the Registrant's Quarterly Report on Form 10-Q on August 14, 2002, File No. 000-22667 and incorporated by reference herein).*

          5.1            Opinion of David L. Goret, Esq.**

          23.1 Consent of David L. Goret, Esq. (contained in his opinion as Exhibit 5.1).

          23.2           Consent of KPMG, LLP.**

          24.1 Power of Attorney (included as part of the signature page of this Registration Statement).


*Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the SEC, which are incorporated by reference herein. **Filed herewith.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilton, the State of Connecticut, on this 31st day of January 2003.

                             MERCATOR SOFTWARE, INC.


                             By: /s/ Roy C. King
                                -----------------------------------------------
                                Roy C. King
                                Chairman of the Board of Directors, Chief
                                Executive Officer and President

                                POWER OF ATTORNEY

    EACH SUCH PERSON WHOSE SIGNATURE appears below constitutes and appoints, jointly and severally, Roy C. King and Kenneth J. Hall and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with the power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                         Title                             Date
PRINCIPAL EXECUTIVE OFFICER
AND DIRECTOR

/s/ Roy C. King                   Chairman of the Board of          January 31, 2003
------------------------          Directors, Chief Executive
Roy C. King                       Officer and President

PRINCIPAL FINANCIAL AND
PRINCIPAL ACCOUNTING OFFICER

/s/ Kenneth J. Hall               Executive Vice President,         January 31, 2003
------------------------          Chief Financial Officer and
Kenneth J. Hall                   Treasurer

Additional Directors:


/s/ Constance F. Galley
---------------------
Constance F. Galley

/s/ Ernest E. Keet
----------------------
Ernest E. Keet

/s/ Michael E. Lehman
-----------------------
Michael E. Lehman

/s/ James P. Schadt
-----------------------
James P. Schadt

/s/ Dennis G. Sisco
-----------------------
Dennis G. Sisco

/s/ Mark C. Stevens
-----------------------
Mark C. Stevens

               INDEX TO EXHIBITS

  Exhibit                           Description of Exhibit
  -------                           ----------------------

4.1 Amended and Restated Certificate of Incorporation, as amended, of the Registrant (filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q on November 14, 2000, File No. 000-22667 (7674707), and incorporated by reference herein).*

4.2            Amended and Restated By-Laws of the Registrant (filed as Exhibit
               3.1 to the Registrant's Registration Statement on Form 8-A on September 4, 1998, File No. 000-22667 (98704715), and
               incorporated by reference herein).*

4.3 1997 Employee Stock Purchase Plan, as amended, of the Registrant (filed as Exhibit 10.38 to the Registrant's Quarterly Report on Form 10-Q on August 14, 2002, File No. 000-22667 and incorporated by reference herein).*

5.1            Opinion of David L. Goret, Esq.**

23.1           Consent of David L. Goret, Esq. (contained in its opinion as
               Exhibit 5.1).

23.2           Consent of KPMG LLP.**

24.1 Power of Attorney (included as part of the signature page of this Registration Statement).

*Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the SEC, which are incorporated by reference herein. **Filed herewith.